UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2006

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle
Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of October 6, 2006, 3D Systems Corporation (the “Company”) entered into a Second Amendment to Lease Agreement (the “Second Amendment”) with KDC-Carolina Investments 3, LP (the “Landlord”) pursuant to which the parties agreed to certain additional amendments to their Lease Agreement dated as of February 8, 2006 (the “Lease”) relating to the Company’s new headquarters facility being constructed in Rock Hill, South Carolina.

The Second Amendment provides that the Company will pay the Landlord up to $3,007,521 based upon the anticipated final tenant improvement and certain related costs associated with the completion of the leased premises.  Such amount excludes approximately $202,022 of costs that are in dispute between the Company and Landlord and, excluding these disputed amounts, represents an increase of approximately $990,803 above the costs previously agreed to and disclosed pursuant to the First Amendment to Lease Agreement dated as of August 7, 2006 and effective as of June 15, 2006. These payments will be made as the Landlord incurs these costs and are in lieu of an upward adjustment in the base rent under the Lease.

The foregoing summary is subject to and qualified in its entirety by the terms of the Second Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1                 Second Amendment to Lease Agreement effective as of October 6, 2006 to Lease Agreement dated February 8, 2006 between 3D Systems Corporation and KDC-Carolina Investments 3, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: October 9, 2006
By: /s/ ROBERT M. GRACE, JR.
(Signature)

	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Lease Agreement effective as of October 6, 2006 to Lease Agreement dated February 8, 2006 between 3D Systems Corporation and KDC-Carolina Investments 3, LP.